Exhibit 99.1
NEWS RELEASE
AFC Enterprises Announces Favorable Decision in Directors and Officers Insurance Lawsuit
ATLANTA, Sept. 26 AFC Enterprises, Inc. (Nasdaq: AFCE) today announced that a federal court in Atlanta has returned a favorable decision in a lawsuit against its former insurance carrier that provided liability coverage for its directors and officers. The lawsuit against Executive Risk Indemnity, Inc. involved the carrier’s attempt to rescind the directors and officers liability policy for the 2003 policy year in which AFC announced a restatement of its prior years’ financial statements. The company was awarded $20 million in damages representing the full limits of liability of the policy and approximately $4 million in pre-judgment interest. A portion of the award will be paid to the plaintiff class as part of the settlement of the shareholder litigation arising after the announcement of the financial restatement in 2003 as previously disclosed by AFC in its filings with the Securities and Exchange Commission. After payment of settlement amounts to the plaintiff class, legal expenses and fees, the company expects to receive net proceeds of $9-$10 million. However, the decision may be appealed, and therefore the timing of the company’s receipt of damages, if any, is uncertain.
Given the inherent risks and uncertainties in litigation, the company has not recognized any income related to this matter at this time.
Corporate Profile
AFC Enterprises, Inc. is the franchisor and operator of Popeyes(R) Chicken & Biscuits, the world’s second-largest quick-service chicken concept based on number of units. As of July 15, 2007, Popeyes had 1,878 restaurants in the United States, Puerto Rico, Guam and 23 foreign countries. AFC has a primary objective to be the world’s Franchisor of Choice(R) by offering investment opportunities in its Popeyes Chicken & Biscuits brand and providing exceptional franchisee support systems and services. AFC Enterprises can be found at www.afce.com.
AFC Contact Information
Investor inquiries:
Cheryl Fletcher, Director, Finance & Investor Relations
(404) 459-4487 or investor.relations@afce.com
Media inquiries:
Alicia Thompson, Vice President, Popeyes Communications & Public Relations
(404) 459-4572 or popeyescommunications@popeyes.com
Forward-Looking Statement: Certain statements in this release contain “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Examples of such statements in this press release include discussions regarding the amount and likelihood that damages awarded in the recent decision relating to AFC’s lawsuit against its former insurance carrier of directors and officer’s liability coverage will be paid and the legal expenses and legal fees that will ultimately be incurred. Among the important factors that could cause actual results to differ materially from those indicated by such forward- looking state ments are: risks and uncertainties inherent in litigation, competition from other restaurant concepts and food retailers, the loss of franchisees and other business partners, labor shortages or increased labor costs, increased costs of our principal food products, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, instances of avian flu or other food- borne illnesses, the need to continue to improve our internal controls, adverse effects on operations from Hurricane Katrina, the Company’s ability to recover related losses from its insurers and the economic impact on consumer spending in markets affected by Hurricane Katrina, the loss of senior management and the inability to attract and retain additional qualified management personnel, limitations on our business under our 2005 Credit Facility, failure of our franchisees, a decline in the number of franchised units, a decline in our ability to franchise new units, slowed expansion into new markets, unexpected and adverse fluctuations in quarterly results, increased government regulation, adverse effects of regulatory actions arising in connection with the restatement of our previously issued financial statements, effects of increased gasoline prices, general economic conditions, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination and the other risk factors detailed in our 2006 Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission. Therefore, you should not place undue reliance on any forward-looking statements.